As filed with the Securities and Exchange Commission on March 31, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BROOKFIELD BUSINESS CORPORATION
(Exact name of Registrant as specified in its charter)
British Columbia, Canada	1700	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification No. (if applicable))
Brookfield Place
225 Liberty Street, 8th Floor
New York, NY 10281-1048
(212) 417-7000
(Address and telephone number of Registrant’s principal executive offices)
Brookfield BBP US Holdings LLC
Brookfield Place
225 Liberty Street, 8th Floor
New York, NY 10281-1048
(212) 417-7000
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)
Copies to:
A.J. Silber Brookfield Business Corporation Brookfield Place 225 Liberty Street, 8th Floor New York, NY 10281-1048 (212) 417-7000	Mile T. Kurta, Esq. Christopher R. Bornhorst, Esq. Torys LLP 1114 Avenue of the Americas, 23rd Floor New York, NY 10036 (212) 880-6000	Karrin Powys-Lybbe Josh Lavine Torys LLP 79 Wellington St. W., 30th Floor Toronto, Ontario, Canada M5K 1N2 (416) 865-0040
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box):
A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below)
1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act of 1933, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Base Shelf Prospectus
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.
A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.
This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except where an exemption from such delivery requirements is available.
A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, and the prospectus contained herein is not complete and may be changed. These securities may not be offered or sold prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell in any U.S. state where the offer or sale is not permitted.
This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporation’s Corporate Secretary at 225 Liberty Street, 8th Floor, New York, NY 10281-1048 (212) 417-7000, and are also available electronically on the System for Electronic Data Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca.
PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS
New Issue and/or Secondary Offering	March 31, 2026
BROOKFIELD BUSINESS CORPORATION
US$1,500,000,000
Class A Subordinate Voting Shares
Class A Preferred Shares
Subscription Receipts
Brookfield Business Corporation (formerly 1559985 B.C. Ltd.) (the “Corporation”) may, from time to time, during the 25-month period that this short form base shelf prospectus (including any amendments hereto, this “prospectus”) remains effective, offer and issue up to US$1.5 billion of its class A subordinate voting shares (the “Class A Shares”), class A preferred shares (“Class A Preferred Shares”) and subscription receipts (“Subscription Receipts”, and, together with the Class A Shares and Class A Preferred Shares, the “Securities”). The Securities may be offered and sold separately or together, in one or more series, in amounts, at prices and on terms to be determined based on market conditions as set forth in one or more accompanying prospectus supplements (each a “prospectus supplement”). In addition, certain selling shareholders may, from time to time, offer and sell Class A Shares pursuant to this Prospectus. This prospectus forms part of a U.S. registration statement on Form F-10 pursuant to the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). See “Available Information”.

We are permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus in accordance with the disclosure requirements of Canada. Prospective purchasers in the United States should be aware that such requirements are different from those of the United States.
Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are residents in Canada or are residents in, or citizens of, the United States may not be described fully herein or in a prospectus supplement (as defined below). Prospective investors should consult their own tax advisors with respect to their particular circumstances.
The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of a jurisdiction located outside of the United States and that some or all of the officers and directors of the Corporation may be residents of jurisdictions located outside of the United States, that some or all of the underwriters or experts named or to be named in the Registration Statement (as defined below) may be residents of a jurisdiction located outside of the United States and that such persons and all or a substantial portion of the assets of the Corporation and such persons may be located outside the United States.
THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY U.S. STATE SECURITIES COMMISSION, OR ANY CANADIAN REGULATORY AUTHORITY, NOR HAS THE SEC, ANY U.S. STATE SECURITIES COMMISSION OR ANY CANADIAN SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This prospectus may not be used to offer the Securities unless accompanied by a prospectus supplement. The prospectus supplement will contain more specific information about the particular offering and may also add, update or change information contained in this prospectus. Our intended use for any net proceeds expected to be received from the issue of the Securities will be set forth in a prospectus supplement. All information permitted under applicable securities laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each such prospectus supplement will be deemed to be incorporated by reference in this prospectus as of the date of each such prospectus supplement and only for the purposes of the distribution of the Securities to which such prospectus supplement pertains.
An investment in the Securities is subject to certain risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this prospectus and in the documents incorporated by reference herein, and the risk factors contained in the applicable prospectus supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in the Securities. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.
We may sell, or any selling shareholders may sell, the Securities, as applicable, through underwriters or dealers directly pursuant to applicable statutory exemptions, or through agents designated by us or any selling shareholders from time to time. Each prospectus supplement will identify each person who may be deemed to be an underwriter with respect to the Securities being offered and will set forth the terms of the offering of such Securities, including, to the extent applicable, the purchase price or prices of the offered Securities, the initial offering price, the proceeds to us or any selling shareholders from the sale of the offered Securities, any underwriting discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers.
This prospectus may qualify an “at-the-market distribution” (as such term is defined in National Instrument 44-102 — Shelf Distributions and as so defined, an “ATM Distribution”) of Class A Shares. No selling shareholder may distribute Class A Shares pursuant to an ATM Distribution. In connection with any offering of Securities, other than an ATM Distribution, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No agent of an ATM Distribution, and no person or company acting jointly or in concert with an agent of an ATM Distribution, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed pursuant to the ATM Distribution, including selling an aggregate number or principal amount of securities that would result in the agent creating an over-allocation position in the securities. See “Plan of Distribution”.

The outstanding Class A Shares are listed on the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”) under the symbol “BBUC”.
Unless otherwise specified in a prospectus supplement relating to Class A Preferred Shares or Subscription Receipts, the Class A Preferred Shares and Subscription Receipts will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which Class A Preferred Shares or Subscription Receipts may be sold and purchasers may not be able to resell Class A Preferred Shares or Subscription Receipts purchased under this prospectus. This may affect the pricing of the Class A Preferred Shares and Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of the Class A Preferred Shares and Subscription Receipts, and the extent of issuer regulation. See “Risk Factors”.
The Corporation’s head office is located at 225 Liberty Street, 8th Floor, New York, NY 10281-1048 and the Corporation’s registered office is located at 1055 West Georgia Street, 1500 Royal Centre, P.O. Box 11117, Vancouver, British Columbia V6E 4N7.
You should rely only on the information contained, or incorporated by reference, in this prospectus or any prospectus supplement prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. References to this “prospectus” include documents incorporated by reference herein. See “Documents Incorporated by Reference”. We are not making an offer of the Securities in any jurisdiction where an offer is not permitted and, therefore, this document may only be used where it is legal to offer the Securities. The information in this prospectus or the documents incorporated by reference is accurate only as of the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since then.

i

ABOUT THIS PROSPECTUS
In this prospectus, unless the context suggests otherwise, references to:
•
“the Corporation”, “we”, “us” and “our” are to Brookfield Business Corporation (formerly 1559985 B.C. Ltd.) together with all of its subsidiaries;

•
“BBHC” are to Brookfield Business Holdings Corporation (which, prior to the Arrangement (as defined below), was named Brookfield Business Corporation);

•
“BBU” are to Brookfield Business Partners L.P.;

•
“Brookfield” are to Brookfield Corporation and any subsidiary of Brookfield Corporation (including Brookfield Asset Management Ltd.), other than the Corporation and its subsidiaries (including BBU and BBHC);

•
“Holding Entities” are to the primary holding subsidiaries of Brookfield Business L.P., including Brookfield BBP Canada Holdings Inc., Brookfield BBP US Holdings LLC and Brookfield BBP Bermuda Holdings Limited, through which it indirectly holds all of our interests in BBU’s operating businesses; and

•
“operating businesses” are to the businesses in which the Holding Entities hold interests and that directly or indirectly hold our operations and assets other than entities in which the Holding Entities hold interests for investment purposes only of less than 5% of the equity securities.

The financial information contained in this prospectus and any prospectus supplement, unless otherwise indicated, is presented in U.S. dollars and, unless otherwise indicated, has been prepared in accordance with IFRS® Accounting Standards as issued by the International Accounting Standards Board.
EXEMPTIVE RELIEF
Pursuant to a decision document dated November 25, 2025 issued by the Ontario Securities Commission, the Corporation was granted exemptive relief from the requirement in section 12.3 of National Instrument 41-101 — General Prospectus Requirements (“NI 41-101”) to obtain the approval of holders of Class A Shares, prior to filing a prospectus in respect of the Class A Shares or securities that are, directly or indirectly, convertible into, or exchangeable for Class A Shares, contingent on the approval of the Arrangement and related transactions by the securityholders of BBU and BBHC (other than affiliates and control persons of BBU and BBHC) on a combined basis (the “Combined Approval”). The Combined Approval was obtained on January 13, 2026 at the special meetings of the unitholders of BBU and the shareholders of BBHC.
DOCUMENTS INCORPORATED BY REFERENCE
On March 27, 2026, the Corporation completed an arrangement (the “Arrangement”), pursuant to which the Corporation became the “successor issuer” (as such term is defined in National Instrument 44-101 — Short Form Prospectus Distributions (“NI 44-101”)) to BBU. Since the Corporation is the successor issuer to BBU pursuant to NI 44-101, certain documents of BBU have been incorporated by reference in this prospectus.
Information has been incorporated by reference in this prospectus from the following documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC:
(a)
the Corporation’s annual report on Form 20-F (filed on behalf of and as successor to BBU) for the fiscal year ended December 31, 2025 filed on SEDAR+ and with the SEC on March 30, 2026 (filed in Canada with the Canadian securities regulatory authorities in lieu of an annual information form), which includes BBU’s audited consolidated statements of financial position as at December 31, 2025 and 2024 and the related consolidated statements of operating results, comprehensive income (loss), changes in equity and cash flow for each of the three years in the period ended December 31, 2025 and notes thereto, together with the report thereon of the independent registered public accounting firm and management’s discussion and analysis as at December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025;

(b)
the Corporation’s audited statement of financial position as of December 31, 2025, and the related statement of operating results, changes in equity and cash flows for the period October 10, 2025 to December 31, 2025 and the notes thereto, together with the report thereon of the independent registered public accounting firm, filed on SEDAR+ and with the SEC as Exhibit 99.2 to the Corporation’s Form 6-K on March 30, 2026;

(c)
the Corporation’s Statement of Reserves Data and Other Oil and Gas Information for the year ended December 31, 2025, filed on SEDAR+ on March 30, 2026;

(d)
the Corporation’s Report of Management and Directors on Oil and Gas Disclosure for the year ended December 31, 2025, filed on SEDAR+ on March 30, 2026;

(e)
BBU and BBHC’s joint management information circular dated November 26, 2025 regarding the special meeting of unitholders of BBU, and the special meeting of shareholders of BBHC, each held on January 13, 2026, filed on SEDAR+ and with the SEC as Exhibit 99.1 to BBU and BBHC’s Form 6-K on November 28, 2025 (the “Arrangement Circular”), which Arrangement Circular incorporates by reference the BBUC Annual Report, BBUC Q3 2025 MD&A and BBUC 2025 Management Information Circular (each as defined in the Arrangement Circular), but excluding the disclosure in the following sections or subsections of the Arrangement Circular:

(i)
“The Arrangement — Origin Fairness Opinion” starting on page 41 of the Arrangement Circular;

(ii)
“Certain Canadian Federal Income Tax Considerations” starting on page 92 of the Arrangement Circular;

(iii)
“Certain United States Federal Income Tax Considerations” starting on page 103 of the Arrangement Circular;

(iv)
“Interest of Experts” on page 130 of the Arrangement Circular;

(v)
“Consents” on page 132 of the Arrangement Circular; and

(vi)
Appendix H (Origin Fairness Opinion) of the Arrangement Circular;

(vii)
Appendix I (Corporation Audited Financial Statements) of the Arrangement Circular; and

(viii)
Appendix J (Corporation Unaudited Pro Forma Financial Statements) of the Arrangement Circular;

and excluding the following documents incorporated by reference in the Arrangement Circular:
(i)
BBU’s annual report on Form 20-F for the fiscal year ended December 31, 2024 filed on SEDAR+ and with the SEC on April 9, 2025 (filed in Canada with the Canadian securities regulatory authorities in lieu of an annual information form), which includes BBU’s audited consolidated statements of financial position as at December 31, 2024 and 2023 and the related consolidated statements of operating results, comprehensive income (loss), changes in equity and cash flow for each of the three years in the period ended December 31, 2024 and notes thereto, together with the report thereon of the independent registered public accounting firm and management’s discussion and analysis as at December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024;

(ii)
BBU’s unaudited interim condensed consolidated financial statements as at September 30, 2025 and December 31, 2024 and for the three and nine months ended September 30, 2025 and September 30, 2024 and notes thereto, and related management’s discussion and analysis, filed on SEDAR+ and with the SEC as Exhibit 99.1 to BBU’s Form 6-K on November 10, 2025;

(iii)
BBU’s Statement of Reserves Data and Other Oil and Gas Information for the year ended December 31, 2024, filed on SEDAR+ on April 9, 2025; and

(iv)
BBU’s Report of Management and Directors on Oil and Gas Disclosure for the year ended December 31, 2024, filed on SEDAR+ on April 9, 2025; and

(f)
the Corporation’s business acquisition report dated March 30, 2026 with respect to the completion of the Arrangement, filed on SEDAR+ and with the SEC as Exhibit 99.1 to the Corporation’s Form 6-K on March 30, 2026.

Any documents of the Corporation of the types described in section 11.1 of Form 44-101F1 — Short Form Prospectus and any template version of marketing materials (each as defined in NI 41-101) filed by the Corporation with the securities commissions or similar authorities in Canada during the time that this prospectus is valid and prior to the termination of any distribution of Securities hereunder shall be deemed to be incorporated by reference in this prospectus.
Pursuant to a decision dated March 30, 2026, issued by the Québec Autorité des marchés financiers, the Corporation has obtained relief from the requirement to translate into the French language certain exhibits to the U.S. securities filings which are incorporated by reference in this prospectus or any prospectus supplement, that were prepared pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent that such exhibits do not themselves constitute or contain documents that are otherwise required to be incorporated by reference in this prospectus or any prospectus supplement pursuant to NI 44-101.
A prospectus supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus, except where an exemption from such delivery requirements is available, and will be deemed to be incorporated into this prospectus as of the date of such prospectus supplement but only for the purposes of the offering of the Securities to which that prospectus supplement pertains.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.
Upon a new annual report on Form 20-F or Form 40-F, new interim or annual financial statements, or a new management information circular being filed by the Corporation with and, where required, accepted by the applicable securities regulatory authorities during the time this prospectus is effective, the previous annual report on Form 20-F or Form 40-F, as applicable, the previous interim or annual financial statements, or the previous management information circular (if any), as applicable, shall be deemed no longer to be incorporated in this prospectus for purposes of future offers and sales of the Securities hereunder. In addition, upon a new annual report on Form 20-F or Form 40-F being filed by the Corporation with, and where required, accepted by the applicable securities regulatory authorities during the time this prospectus is effective, all interim financial statements and management’s discussion and analysis, all material change reports and all management information circulars filed prior to the commencement of the Corporation’s fiscal year in which the new annual report on Form 20-F or Form 40-F, as applicable, is filed shall be deemed no longer to be incorporated in this prospectus for purposes of future offers and sales of Securities hereunder. In addition, to the extent indicated in any Report on Form 6-K filed with the SEC, any information included therein shall be deemed incorporated by reference into this prospectus.
Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporation’s Corporate Secretary at 225 Liberty Street, 8th Floor, New York, NY 10281-1048 (212) 417-7000, and are also available electronically on SEDAR+ at www.sedarplus.ca.
AVAILABLE INFORMATION
The Corporation files reports and other information with the securities commissions and similar regulatory authorities in each of the provinces and territories of Canada. These reports and information are available to the public free of charge on SEDAR+ at www.sedarplus.ca.

The Corporation has filed with the SEC a registration statement on Form F-10 relating to the Securities (the “Registration Statement”). This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Statements included in this prospectus or incorporated herein by reference about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance investors should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.
The Corporation is subject to the information requirements of the Exchange Act, and applicable Canadian provincial securities legislation and, in accordance therewith, files reports and other information with the SEC and with the securities regulatory authorities in Canada. The Corporation qualifies as a foreign private issuer in the United States for purposes of the Exchange Act and therefore documents and other information that the Corporation files with the SEC may be prepared in accordance with the disclosure requirements that are available to foreign private issuers organized in Canada, which are different from those of the U.S. The SEC maintains a website (http://www.sec.gov) that makes available reports and other information that the Corporation files or furnishes electronically with it.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain “forward-looking information” within the meaning of Canadian provincial securities laws and “forward-looking statements” within the meaning of U.S. securities laws, including the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995 and in any applicable Canadian provincial securities regulations (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook of the Corporation, as well as regarding recently completed and proposed acquisitions, dispositions and other transactions, and the outlook for North American and international economies for the current fiscal year and subsequent periods, and include words such as “expects”, “anticipates”, “plans”, “believes”, “estimates”, “seeks”, “intends”, “targets”, “projects”, “forecasts”, “views”, “potential”, “likely” or negative versions thereof and other similar expressions, or future or conditional verbs such as “may”, “will”, “should”, “would” and “could”.
Although the Corporation believes that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, investors and other readers should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Corporation, which may cause the actual results, performance or achievements of the Corporation to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, the business, financial condition, liquidity and result of operations of the Corporation and the Corporation’s plans and strategies may vary materially from those expressed in the forward-looking statements and forward-looking information herein.
Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to, the following:
•
the cyclical nature of our operating businesses and general economic conditions and risks relating to the economy, including unfavorable changes in interest rates, foreign exchange rates, inflation, commodity prices and volatility in the financial markets;

•
the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits;

•
business competition, including competition for acquisition opportunities;

•
strategic actions including our ability to complete dispositions and achieve the anticipated benefits therefrom;

•
restrictions on our ability to engage in certain activities or make distributions due to our indebtedness;

•
global equity and capital markets and the availability of equity and debt financing and refinancing within these markets;

•
changes to our credit ratings;

•
changes to U.S. laws or policies, including changes in U.S. domestic and economic policies and foreign trade policies and tariffs;

•
technological change;

•
the ability to obtain insurance for our business operations;

•
labor disruptions and economically unfavorable collective bargaining agreements;

•
litigation;

•
investments in jurisdictions with less developed legal systems;

•
we do not have control over all of the businesses in which we own investments;

•
changes to the market price of any investments in public companies;

•
our compliance with environmental laws and the broader impacts of climate change;

•
cybersecurity incidents;

•
the possible impact of international conflicts, wars and related developments including terrorist acts and cyber terrorism;

•
the effectiveness of our internal controls over financial reporting;

•
the market price of our Class A Shares may be volatile;

•
political instability and unfamiliar cultural factors;

•
changes in government policy and legislation;

•
federal, state and foreign anti-corruption and trade sanctions laws and restrictions on foreign direct investment applicable to us and our operating businesses create the potential for significant liabilities and penalties, the inability to complete transactions, imposition of significant costs and burdens, and reputational harm;

•
operational or business risks that are specific to any of our business services operations, infrastructure services operations or industrials operations;

•
reliance on third party service providers;

•
catastrophic events, such as earthquakes, hurricanes and pandemics/epidemics;

•
Brookfield’s significant influence over us;

•
the lack of an obligation of Brookfield to source acquisition opportunities to us;

•
the departure of some or all of Brookfield’s professionals;

•
control of the Corporation may change without shareholder consent;

•
Brookfield may increase its ownership in the Corporation;

•
none of British Columbia corporate law, the master services agreement pursuant to which wholly-owned subsidiaries of Brookfield Asset Management Ltd. provide management services to the Corporation (the “Master Services Agreement”) or our other arrangements with Brookfield impose on Brookfield any fiduciary duties to act in the best interests of our shareholders;

•
conflicts of interest between the Corporation and our shareholders, on the one hand, and Brookfield, on the other hand;

•
our arrangements with Brookfield may contain terms that are less favorable than those which otherwise might have been unrelated parties;

•
we may be unable or unwilling to terminate the Master Services Agreement;

•
the limited liability of, and our indemnification of, the Service Providers (as defined in the Master Services Agreement);

•
Brookfield’s relationship with Oaktree Capital Group, LLC;

•
the Corporation is a holding entity that relies on its subsidiaries, including BBU and BBHC, to provide us with the funds necessary to pay dividends and meet our financial obligations;

•
we may be subject to the risks commonly associated with a separation of economic interest from control or the incurrence of debt at multiple levels within an organizational structure;

•
the Corporation may become regulated as an investment company under the U.S. Investment Company Act of 1940;

•
future sales or issuances of our securities will result in dilution of existing holders and even the perception of such sales or issuances taking place could depress the trading price of the Class A Shares;

•
limits on shareholders’ ability to obtain favorable judicial forum for disputes related to the Corporation or to enforce judgements against us;

•
changes in tax law and practice; and

•
other risks or factors described under the heading “Risk Factors” in this prospectus and the documents incorporated by reference herein.

Statements relating to “reserves” are deemed to be forward-looking statements as they involve the implied assessment, based on certain estimates and assumptions, that the reserves described herein can be profitably produced in the future.
We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements and information, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. In light of these risks, uncertainties and assumptions, the reader should not place undue reliance on forward-looking statements or information as a prediction of actual results. These risks, uncertainties and assumptions could cause our actual results and our plans and strategies to vary from our forward-looking statements or information. We qualify any and all of our forward-looking statements by these cautionary factors. We undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise, except as required by law.
BROOKFIELD BUSINESS CORPORATION
The Corporation was incorporated under the Business Corporations Act (British Columbia) on October 10, 2025. The Corporation serves as Brookfield’s primary public vehicle to own and operate business services and industrial operations on a global basis. We are focused on owning and operating high-quality operations that benefit from a strong competitive position and provide essential products and services. We seek to build value through enhancing the cash flows of our businesses, pursuing an operations-oriented acquisition strategy and opportunistically recycling capital generated from operations and dispositions into our existing operations and new acquisitions. The Corporation’s goal is to generate returns to securityholders primarily through capital appreciation with a modest distribution yield. Our head office is located at 225 Liberty Street, 8th Floor, New York, NY 10281-1048 and our registered office is located at 1055 West Georgia Street, 1500 Royal Centre, P.O. Box 11117, Vancouver, British Columbia V6E 4N7. The Corporation’s telephone number is (212) 417-7000.
SELLING SHAREHOLDERS
Class A Shares may be sold under this prospectus by way of a secondary offering by or for the account of one or more selling shareholders. The prospectus supplement that the Corporation will file in connection with any offering of Class A Shares by a selling shareholder will include, without limitation and where applicable, the following information:
•
the name of any selling shareholder;

•
the number or amount of Class A Shares being distributed that are owned, controlled or directed by the selling shareholder;

•
the number or amount of Class A Shares being distributed for the account of the selling shareholder;

•
the number or amount of Class A Shares to be owned, controlled or directed by the selling shareholder after the distribution and the percentage that number or amount represents of the total number of outstanding Class A Shares;

•
whether the Class A Shares being distributed are owned by the selling shareholder both of record and beneficially, of record only or beneficially only;

•
if the selling shareholder purchased the Class A Shares being distributed within two years preceding the date of the prospectus supplement, the date or dates the selling shareholder acquired the Class A Shares;

•
if the selling shareholder acquired the Class A Shares being distributed in the twelve months preceding the date of the prospectus supplement, the cost thereof to the selling shareholder in the aggregate and on a per Class A Share basis; and

•
if the selling shareholder resides outside of Canada, disclosure regarding service of process to and enforceability of civil liabilities against such selling shareholder.

If any selling shareholder resides outside of Canada, such selling shareholder will expressly submit to the jurisdiction of the Ontario courts and will appoint an agent for service of process in Ontario.
DESCRIPTION OF CAPITAL STRUCTURE OF THE CORPORATION
The Corporation’s authorized share capital consists of an unlimited number of Class A Shares, an unlimited number of class B multiple voting shares (the “Class B Shares”), an unlimited number of special non-voting incentive shares (the “Special Shares”) and an unlimited number of Class A Preferred Shares. As at the close of business on March 30, 2026, the Corporation had 207,007,465 Class A Shares, 4 Class B Shares and 4 Special Shares issued and outstanding. No Class A Preferred Shares have been issued as of the date of this prospectus.
DESCRIPTION OF CLASS A SHARES
The following description of the Class A Shares sets forth certain general terms and provisions of the Class A Shares. This description is in all respects subject to and qualified in its entirety by applicable law and the provisions of the Corporation’s articles. Certain material Canadian federal income tax considerations relating to the Class A Shares will be described in a prospectus supplement.
Voting
Except as otherwise expressly provided in the articles of the Corporation or as required by law, each holder of Class A Shares is entitled to receive notice of, and to attend and vote at, all meetings of shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares are entitled to vote separately as a class or series. Each holder of Class A Shares is entitled to cast one vote for each Class A Share held at the record date for determination of shareholders entitled to vote on any matter. Except as otherwise expressly provided in the articles or as required by law, the holders of Class A Shares and the Class B Shares will vote together and not as separate classes.
The Class B Shares collectively represent a 75% voting interest in the Corporation. Subject to any rights of the holders of any series of the Corporation’s preferred shares to elect directors under specified circumstances, the holders of the outstanding Class A Shares and Class B Shares, voting together, shall be entitled to vote in respect of the election of all directors of the Corporation.

Holders of Class A Shares hold an aggregate 25% voting interest in the Corporation.
Dividends
The holders of Class A Shares are entitled to receive dividends as and when declared by the Corporation’s board of directors subject to the special rights of the Class A Preferred Shares, the Special Shares and any other shares ranking senior to the Class A Shares with respect to priority in payment of dividends. Subject to applicable law, each Class A Share will receive dividends of the same type and in an amount equal to any dividend declared and paid on each Class B Share.
Liquidation Rights
The holders of Class A Shares will rank pari passu with the holders of Class B Shares and, subject to the liquidation rights of the Special Shares, the holders of Special Shares. The holders of Class A Shares will rank after the holders of the Class A Preferred Shares on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for purposes of winding up its affairs (a “Liquidation Event”).
Book-Based System
The Class A Shares may be represented in the form of one or more fully registered share certificates held by, or on behalf of, CDS Clearing and Depository Services Inc. (“CDS”) or Depository Trust Company (“DTC”), as applicable, as custodian of such certificates for the participants of CDS or DTC, registered in the name of CDS or DTC or their respective nominee, and registration of ownership and transfers of the Class A Shares may be effected through the book-based system administered by CDS or DTC, as applicable.
DESCRIPTION OF CLASS A PREFERRED SHARES
The following description sets forth certain general terms and provisions of the Class A Preferred Shares. The particular terms and provisions of a series of Class A Preferred Shares offered by a prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, and certain material Canadian federal income tax considerations relating to such series of Class A Preferred Shares, will be described in a prospectus supplement. This description is in all respects subject to and qualified in its entirety by applicable law and the provisions of the Corporation’s articles.
Directors’ Right to Issue in One or More Series
The Class A Preferred Shares may be issued at any time or from time to time in one or more series. Before any series are issued, the Corporation’s board of directors shall fix the number of shares that will form such series, if any, and shall, subject to any limitations set out in the articles of the Corporation or in applicable law, determine the designation, rights, privileges, restrictions and conditions to be attached to the Class A Preferred Shares, as the case may be, of such series.
Priority
Each series of Class A Preferred Shares will rank pari passu with every other series of Class A Preferred Shares with respect to dividends and return of capital. The Class A Preferred Shares are entitled to a preference over the Special Shares, the Class A Shares, the Class B Shares and any other shares ranking junior to the Class A Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in a Liquidation Event.
Voting
Except as described below or as required by law or as specified in the rights, privileges, restrictions and conditions attached from time to time to any series of Class A Preferred Shares, the holders of such Class A Preferred Shares will not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

Amendment with Approval of Holder of Class A Preferred Shares
The rights, privileges, restrictions and conditions attached to the Class A Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of such Class A Preferred Shares given as specified below and subject to applicable law.
Approval of Holders of Class A Preferred Shares
The approval of the holders of Class A Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to such Class A Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of Class A Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of such Class A Preferred Shares or passed by the affirmative vote of at least two-thirds (2/3rds) of the votes cast at a meeting of the holders of such Class A Preferred Shares duly called for that purpose.
The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time required by applicable law as in force at the time of the meeting and those, if any, prescribed by the articles of the Corporation with respect to meetings of shareholders. On every poll taken at every meeting of the holders of Class A Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Class A Preferred Shares, each holder of such Class A Preferred Shares entitled to vote thereat shall have one vote in respect of each such Class A Preferred Share held.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
The material terms of any class or series of Subscription Receipts that we offer will be described in a prospectus supplement.
Subscription Receipts may be offered separately or together with our Class A Shares or Class A Preferred Shares, as the case may be, and may be exchanged by the holders thereof for Class A Shares or Class A Preferred Shares upon the satisfaction of certain conditions. Subscription Receipts will be issued under a subscription receipt agreement between the Corporation and an escrow agent. The statements below relating to any subscription receipt agreement and the Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete, and are subject to, and qualified by reference to all provisions of the applicable Subscription Receipts. The applicable prospectus supplement will include details of the subscription receipt agreement with respect to the Subscription Receipts being offered. Reference is made to the applicable prospectus supplement which will accompany this prospectus for the terms and other information with respect to the offering of the Subscription Receipts being offered thereby.
The particular terms and provisions of each issue of Subscription Receipts providing for the issuance of Class A Shares or Class A Preferred Shares on the exchange of Subscription Receipts will be described in the related prospectus supplement and may include the number of Subscription Receipts and the price at which they will be issued and whether the price is payable in instalments, any conditions to the exchange of Subscription Receipts into Class A Shares or Class A Preferred Shares, as the case may be, and the consequences of such conditions not being satisfied, the procedures for the exchange of the Subscription Receipts into Class A Shares or Class A Preferred Shares, as the case may be, the number of Class A Shares or Class A Preferred Shares, as the case may be, that may be exchanged upon exercise of each Subscription Receipt, the dates or period during which the Subscription Receipts may be exchanged into Class A Shares or Class A Preferred Shares, as the case may be, whether such Subscription Receipts will be listed on any securities exchange, and any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts.
Subscription Receipts may, at the option of the Corporation, be issued in fully registered form, in bearer form or in “book-entry only” form.
USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of Securities by us for general corporate purposes. We will not receive any proceeds from any sales of Class A Shares offered by a selling shareholder.

The actual application of proceeds from the sale of any particular offering of Securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
PLAN OF DISTRIBUTION
New Issues
The Corporation may sell the Securities to or through underwriters or dealers and may also sell the Securities directly to purchasers or through agents. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices. If offered on a non-fixed price basis, including sales of Class A Shares in transactions that are deemed to be ATM Distributions, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to the Corporation. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.
In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Corporation or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian provincial securities legislation and any such compensation received by them from the Corporation and any profit on the resale of the Securities by them may be deemed to be underwriting commissions. Any person that may be deemed to be an underwriter with respect to Securities of any series will be identified in the prospectus supplement relating to such series.
Each prospectus supplement will set forth the terms of the Securities being offered thereby, including, to the extent applicable, the names of any underwriters or agents, the purchase price or prices of the offered Securities, the proceeds to us from the sale of the offered Securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or re-allowed or paid by any underwriter to other dealers.
If so indicated in the applicable prospectus supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the offered Securities directly from us pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable prospectus supplement which will also set forth the commission payable for solicitation of these contracts.
Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under U.S. and Canadian provincial securities legislation, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.
Each series of Class A Preferred Shares and Subscription Receipts will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement relating to a series of Class A Preferred Shares or Subscription Receipts, the Class A Preferred Shares and Subscription Receipts will not be listed on any securities or stock exchange or on any automated dealer quotation system. Certain broker-dealers may make a market in the Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities of any series or as to the liquidity of the trading market for the Securities of any series.
In connection with any offering of Securities, other than an ATM Distribution, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No agent of an ATM Distribution, and no person or company acting jointly or in concert with an agent of an ATM Distribution, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed pursuant to the ATM Distribution, including selling an aggregate number or principal amount of securities that would result in the agent creating an over-allocation position in the securities.
Secondary Offerings
This prospectus may also, from time to time, relate to the offering by a selling shareholder of its Class A Shares. A selling shareholder may sell all or a portion of the Class A Shares beneficially owned by it and offered from time to time directly or through one or more underwriters, broker-dealers or agents. No selling shareholder may distribute Class A Shares pursuant to an ATM Distribution. If the Class A Shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The selling shareholder may sell its Class A Shares in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions, as follows:
•
on any national securities exchange or quotation service on which the Class A Shares may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
in transactions otherwise than on exchanges or systems or in the over-the-counter market;

•
through the writing of options, whether such options are listed on an options exchange or otherwise;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the Class A Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales;

•
sales pursuant to Rule 144 under the U.S. Securities Act;

•
broker-dealers may agree with the selling shareholder to sell a specified number of such Class A Shares at a stipulated price per Class A Share;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

If a selling shareholder effects such transactions by selling its Class A Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the Class A Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of its Class A Shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Class A Shares in the course of hedging positions they assume. The selling shareholder may also sell its Class A Shares short and deliver Class A Shares covered by this Prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling shareholder may also loan or pledge the Class A Shares to broker-dealers that in turn may sell such Class A Shares.
The selling shareholder may pledge or grant a security interest in some or all of the Class A Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Class A Shares from time to time pursuant to this prospectus or any prospectus supplement, amending, if necessary, the list of selling shareholders to include, pursuant to a prospectus supplement, the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder may also transfer and donate the Class A Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The terms under which Class A Shares may be offered by selling shareholders will be described in the applicable prospectus supplement. The prospectus supplement for or including any secondary offering will include, without limitation, the names of any selling shareholders, the number of Class A Shares to be sold for their account, the number of Class A Shares beneficially owned by each prior to the sale, and any other required information relating to such sales.
RISK FACTORS
An investment in the Securities is subject to a number of risks. Before making an investment decision, you should carefully consider the risks described in the documents incorporated by reference in this prospectus, as updated by our subsequent filings with securities regulatory authorities in Canada, which are incorporated herein by reference, and those described in the applicable prospectus supplement. If any of the events or developments discussed in those risk factors actually occur, the Corporation’s business, financial condition or results of operations or the value of the Securities could be adversely affected. The risks and uncertainties described therein and herein are not the only risks and uncertainties the Corporation faces. For more information see “Documents Incorporated by Reference.”
INTERESTS OF EXPERTS
Deloitte LLP is the external auditor of each of the Corporation, BBU and BBHC. Deloitte LLP is independent with respect to each of the Corporation, BBU and BBHC, within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States). The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario, M5H 0A9.
TRANSFER AGENT AND REGISTRAR
The transfer agent and registrar for the Class A Shares is TSX Trust Company at its principal office in Toronto, Ontario, Canada, and Equiniti Trust Company, LLC has been appointed to act as co-transfer agent and co-registrar for the purpose of registering the Class A Shares and transfers of the Class A Shares.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been or will be filed with the SEC as part of the Registration Statement: (1) the documents referred to under “Documents Incorporated by Reference”; (2) the consents of Deloitte LLP in respect of the audited financial statements of (i) the Corporation, (ii) BBU and (iii) BBHC; (3) the power of attorney on Form F-X; and (4) the SEC filing fee exhibit.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Under the Business Corporations Act (British Columbia) (“BCBCA”), a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity (an “indemnifiable person”) against all eligible penalties (being judgments, penalties, fines or amounts paid in settlement of a proceeding) and, after the final disposition of a proceeding, expenses (being costs, charges and expenses, including legal fees but excluding eligible penalties) reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct in respect of which the proceeding was brought was lawful. A company cannot indemnify an indemnifiable person in respect of a proceeding that is brought by or on behalf of the company or an associated corporation of the company or if it is otherwise prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, the Registrant’s articles require the Registrant to indemnify its directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit the Registrant to indemnify any person against all eligible penalties and expenses described above to the extent permitted by the BCBCA.
As permitted by the BCBCA, the Registrant’s articles require the Registrant to indemnify its directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit Registrant to indemnify any person to the extent permitted by the BCBCA.
The Registrant has the benefit of insurance coverage under which the directors of the Registrant are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors by reason of any acts or omissions covered under the policy in their respective capacities as directors of the Registrant, including certain liabilities under securities laws.
***
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
II-1

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
ITEM 1.   UNDERTAKING
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
ITEM 2.   CONSENT TO SERVICE OF PROCESS
Concurrently with the filing of this Registration Statement on Form F-10, the Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.
Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.
III-1

EXHIBITS
Exhibit	Description
4.1
Annual Report on Form 20-F of Brookfield Business Corporation (filed on behalf of and as successor to Brookfield Business Partners L.P.) (the “Corporation”) for the fiscal year ended December 31, 2025 (incorporated by reference from the Corporation’s Annual Report on Form 20-F filed with the Commission on March 30, 2026)

4.2
The Corporation’s audited statement of financial position as of December 31, 2025, and the related statement of operating results, changes in equity and cash flows for the period October 10, 2025 to December 31, 2025 and the notes thereto, together with the report thereon of the independent registered public accounting firm (incorporated by reference from Exhibit 99.2 to the Corporation’s Current Report on Form 6-K filed with the Commission on March 30, 2026)

4.3
Joint Management Information Circular of Brookfield Business Partners L.P. (“BBU”) and Brookfield Business Holding Corporation (formerly Brookfield Business Corporation) (“BBHC”) dated November 26, 2025 regarding the special meeting of unitholders of BBU and the special meeting of shareholders of BBHC, each held on January 13, 2026 (the “Arrangement Circular”) (incorporated by reference from Exhibit 99.1 to BBU’s Current Report on Form 6-K filed with the Commission on November 28, 2025); provided, however, that the following sections or subsections of the Arrangement Circular are hereby excluded from, and are not incorporated by reference into, this Registration Statement: (i) “The Arrangement — Origin Fairness Opinion” starting on page 41 of the Arrangement Circular; (ii) “Certain Canadian Federal Income Tax Considerations” starting on page 92 of the Arrangement Circular; (iii) “Certain United States Federal Income Tax Considerations” starting on page 103 of the Arrangement Circular; (iv) “Interest of Experts” on page 130 of the Arrangement Circular; (v) “Consents” on page 132 of the Arrangement Circular; (vi) Appendix H (Origin Fairness Opinion) of the Arrangement Circular; (vii) Appendix I (Corporation Audited Financial Statements) of the Arrangement Circular; and (viii) Appendix J (Corporation Unaudited Pro Forma Financial Statements) of the Arrangement Circular; provided further, the following documents incorporated by reference in the Arrangement Circular are hereby excluded from, and are not incorporated by reference into, this Registration Statement: (i) BBU’s annual report on Form 20-F for the fiscal year ended December 31, 2024; (ii) BBU’s unaudited interim condensed consolidated financial statements as at September 30, 2025 and December 31, 2024 and for the three and nine months ended September 30, 2025 and September 30, 2024 and notes thereto, and related management’s discussion and analysis; (iii) BBU’s Statement of Reserves Data and Other Oil and Gas Information for the year ended December 31, 2024; and (iv) BBU’s Report of Management and Directors on Oil and Gas Disclosure for the year ended December 31, 2024

4.4
The Corporation’s Statement of Reserves Data and Other Oil and Gas Information for the year ended December 31, 2025 (incorporated by reference from Exhibit 15.2 to the Corporation’s Annual Report on Form 20-F filed with the Commission on March 30, 2026)

4.5
The Corporation’s Report of Management and Directors on Oil and Gas Disclosure for the year ended December 31, 2025 (incorporated by reference from Exhibit 15.3 to the Corporation’s Annual Report on Form 20-F filed with the Commission on March 30, 2026)

4.6	Annual Report on Form 20-F of BBHC for the fiscal year ended December 31, 2024 (incorporated by reference from BBHC’s Annual Report on Form 20-F filed with the Commission on April 1, 2025)
4.7
BBHC’s unaudited interim condensed consolidated financial statements as at September 30, 2025 and December 31, 2024 and for the three and nine months ended September 30, 2025 and September 30, 2024 and notes thereto, and related management’s discussion and analysis (incorporated by reference from Exhibit 99.1 from BBHC’s Current Report on Form 6-K filed with the Commission on November 10, 2025)

4.8
BBHC’s management information circular dated April 30, 2025 regarding BBHC’s 2025 annual meeting of shareholders (incorporated by reference from Exhibit 99.1 to BBHC’s Current Report on Form 6-K filed with the Commission on May 9, 2025)

III-2

Exhibit	Description
4.9
The Corporation’s business acquisition report dated March 30, 2026 with respect to the completion of the Arrangement (incorporated by reference from Exhibit 99.1 from the Corporation’s Current Report on Form 6-K filed with the Commission on March 30, 2026)

5.1	Consent of Deloitte LLP, relating to the audited consolidated financial statements of BBU included in Exhibit 4.1
5.2	Consent of Deloitte LLP, relating to the audited consolidated financial statements of BBHC included in Exhibit 4.6
5.3	Consent of Deloitte LLP, relating to the audited financial statements of the Corporation included in Exhibit 4.2
6.1	Powers of Attorney (included on the signature pages of this Registration Statement)
107	Filing Fee Table
III-3

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Country of Canada, on March 31, 2026.
BROOKFIELD BUSINESS CORPORATION
By:
/s/ A.J. Silber

Name:
A.J. Silber

Title:
Managing Director and Corporate Secretary

POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Cyrus Madon, Jaspreet Dehl, A.J. Silber, Jeffrey Blidner, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but when taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the 31st day of March, 2026.
Signature	Title
/s/ Anuj Ranjan Anuj Ranjan	Chief Executive Officer (Principal executive officer)
/s/ Jaspreet Dehl Jaspreet Dehl	Chief Financial Officer (Principal financial officer and principal accounting officer)
/s/ Cyrus Madon Cyrus Madon	Executive Chairman
/s/ Jeffrey Blidner Jeffrey Blidner	Director
/s/ David Court David Court	Director
/s/ Stephen Girsky Stephen Girsky	Director
/s/ David Hamill David Hamill	Director
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Signature	Title
/s/ Anne Ruth Herkes Anne Ruth Herkes	Director
/s/ John Lacey John Lacey	Lead Independent Director
/s/ Don Mackenzie Don Mackenzie	Director
/s/ Michael Warren Michael Warren	Director
/s/ Patricia Zuccotti Patricia Zuccotti	Director
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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement on Form F-10 has been signed below by the undersigned, solely in its capacity as the Registrant’s duly authorized representative in the United States, on March 31, 2026.
BROOKFIELD BBP US HOLDINGS LLC
By:
/s/ Kristen Haase

Name:
Kristen Haase

Title:
Managing Partner

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